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                                                               EXHIBIT 5


                             WEIL, GOTSHAL & MANGES
                A Partnership Including Professional Corporations
                   767 Fifth Avenue   New York, NY  10153-0119
                                 (212) 310-8000
                               Fax: (212) 310-8007




                                   September 8, 1995



     Leucadia National Corporation
     315 Park Avenue South
     New York, New York  10010


               Re:  Leucadia National Corporation -
                    Registration Statement on Form S-3
                    (No. 33-61867)
                    ----------------------------------

     Gentlemen:

               We have acted as counsel to Leucadia National Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3, File No. 33-61867 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed public offering by (i) Ian M. Cumming and Joseph S. Steinberg, Chairman of the Board and President of the Company, respectively, and certain members of Mr. Cumming's family, of 1,594,000 common shares, par value $1.00 per share (the "Common Shares"), of the Company, issuable upon exercise of Warrants to Purchase Common Shares (the "Warrants") and (ii) the Company of up to 239,100 Common Shares issuable upon exercise of the underwriters' over-allotment option.

               In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the form of Underwriting Agreement (the "Underwriting Agreement") between the Company, the Selling Shareholders named on Schedule A thereto and CS First Boston Corporation and Jefferies & Company, Inc. acting as representatives of the several underwriters named in Schedule B thereto, the form of Warrants pursuant to which the Common Shares will be issued, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have






















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     Leucadia National Corporation
     September 8, 1995
     Page 2

     made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

               In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

               Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Common Shares to be issued upon exercise of the Warrants and exercise of the underwriters' over-allotment option have been duly authorized and, when issued upon exercise of the Warrants and the over-allotment option, respectively, will be validly issued, fully paid and non-assessable, and no personal liability will attach to the holders of such Common Shares under the laws of the State of New York (the state in which the Company is incorporated and maintains its principal place of business) except insofar as liability may be imposed by Section 630 of the New York Business Corporation Law.

               The opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

               The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent. We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to any and all references to our firm in the Prospectus which is a part of said Registration Statement.

                                        Very truly yours,

                                        WEIL, GOTSHAL & MANGES


























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